                                                                    Exhibit 99.3

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -
- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------------------------------------
                                              GIVE THE SOCIAL
FOR THIS TYPE OF ACCOUNT:                     SECURITY NUMBER OF:
-------------------------------------------------------------------------------
1.    An individual's account                 The individual

2.    Two or more individuals                 The actual owner of the account
      (joint account)                         or, if combined funds, any one of
                                              the individuals(1)

3.    Custodian account of a                  The minor(2)
      minor (Uniform Gift to
      Minors Act)

4.    a.  The usual revocable                 The grantor-trustee(1)
          savings trust account
          (grantor is also trustee)

     b.   So-called trust account that        The actual owner(1)
          is not a legal or valid trust
          under State law

5.   Sole proprietorship                      The owner(3)
     account
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                             GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:                    IDENTIFICATION NUMBER OF:
-------------------------------------------------------------------------------
6.    A valid trust, estate,                 The legal entity (Do not furnish
      or pension trust                       the identifying number of the
                                             personal representative or
                                             trustee unless the legal entity
                                             itself is not designated in the
                                             account title.)(4)

7.    Corporate                              The corporation

8.    Religious, charitable, or              The organization
      educational organization

9.    Partnership                            The partnership

10.   Association, club, or other            The organization
      tax-exempt organization

11.   A broker or registered nominee         The broker or nominee

12.   Account with the Department            The public entity
      of Agriculture in the name of a
      public entity (such as a State or
      local government, school district,
      or prison) that receives agricultural
      program payments

-------------------------------------------------------------------------------

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Show individual name, but may also enter the business or "doing business as" name. Use either individual's social security number or employer identification number.
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

     If you don't have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

     Payees specifically exempted from backup withholding on ALL payments include the following:

     .  A corporation.
     .  A financial institution.
     . An organization exempt from tax under Section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7).
     .  The United States or any agency or instrumentality thereof.
     . A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
     . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
     . An international organization or any agency or instrumentality thereof. . A dealer in securities or commodities required to register in the U.S.
        or a possession of the U.S.
     .  A real estate investment trust.
     .  A common trust fund operated by a bank under Section 584(a).
     . A trust exempt from tax under Section 664 or described in Section 4947. . An entity registered at all times during the tax year under the
        Investment Company Act of 1940.
     .  A foreign central bank of issue.
     . A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.
     . A futures commission merchant registered with the Commodity Futures Trading Commission.

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

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

     .  Payments to nonresident aliens subject to withholding under Section
        1441.
     . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
     .  Payments of patronage dividends not paid in money.
     .  Payments made by certain foreign organizations.

     Payments of interest not generally subject to backup withholding include the following:

     . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
     . Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
     .  Payments described in Section 6049(b)(5) to non-resident aliens.
     .  Payments on tax-free covenant bonds under Section 1451.
     .  Payments made by certain foreign organizations.
     .  Mortgage interest paid to you.

     Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. If you are a nonresident alien not subject to backup withholding, submit a completed Form W-8, Certificate of Foreign Status.

     Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041(A)(a), 6042, 6044, 6045, 6049,
6050A and 6050N, and the regulations thereunder.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of certain taxable payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING .--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TINS.--If the requester discloses or uses the TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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